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                                                        Exhibit 1
                                                        ---------

                                   AGREEMENT


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of TranSwitch Corporation.

     EXECUTED as a sealed instrument this 10th day of February, 1997.


ABACUS VENTURES

By:  ABACUS PARTNERS LIMITED PARTNERSHIP

     By: /s/ Dr. Charles Lee
         -------------------------------
         Dr. Charles Lee
         General Partner


ABACUS PARTNERS LIMITED PARTNERSHIP

By: /s/ Dr. Charles Lee
    ------------------------------------
    Dr. Charles Lee
    General Partner


/s/ Dr. Charles Lee
----------------------------------------
Dr. Charles Lee




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